Exhibit 99.1

SL Industries, Inc. Announces Receipt of Preliminary Non-Binding Acquisition Proposal

June 18, 2015

MT. LAUREL, N.J.—(BUSINESS WIRE)—SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) announced that the independent members of its Board of Directors have received a non-binding proposal from Handy & Harman Ltd., a publicly traded NASDAQ company, to acquire all outstanding shares of common stock of the Company for a per share price of $43.00 to $45.00. Handy & Harman is an affiliate of Steel Partners Holdings L.P., which beneficially owns 25.3% of the Company’s outstanding common stock.

The proposal contemplates that Company stockholders other than Steel Partners Holdings would be able to elect to receive cash or Handy & Harman stock (with Steel electing to receive all stock), subject to proration so that the aggregate consideration consists of 55% cash and 45% Handy & Harman stock.

The Board of Directors has established a Special Committee of the Board comprising independent directors, which has been authorized, among other things, to evaluate the proposal. The Special Committee will review and consider the proposal carefully in due course, consistent with its fiduciary duties to act in the best interest of stockholders.

The Company cautions its stockholders and others considering trading in its securities that the foregoing proposal was just received and that no decisions have been made by the Special Committee with respect to a response. There can be no assurance that any definitive offer will be made or accepted, that any agreement will be executed or that any transaction will be consummated.

The Company presently does not intend to comment further regarding this proposal or any other potential transaction, unless and until a specific transaction is approved by the Special Committee.

About SL Industries, Inc.

SL Industries, Inc. designs, manufactures and markets power electronics, motion control, power protection, and power quality electromagnetic equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, and telecom applications. For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current expectations and projections about its future results, performance, prospects, and opportunities. The Company has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.

These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact:

SL Industries, Inc.

Louis J. Belardi

Chief Financial Officer

856-727-1500 x 5525

louis.belardi@slindustries.com